Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934

I, R. Steven Hamner, certify that:

1) I have reviewed this quarterly report on Form 10-Q/A of Medical Properties Trust, Inc.;

2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 13, 2024	/s/ R. Steven Hamner
R. Steven Hamner
Executive Vice President and Chief Financial Officer